Exhibit 99.1

                   UNOVA Announces Second Quarter 2005 Results


    EVERETT, Wash.--(BUSINESS WIRE)--Aug. 4, 2005--UNOVA, Inc.
(NYSE:UNA):

    -- Intermec Revenues increased 16.6% over the prior-year-quarter to $217.5 million

    --  Intermec Operating Profit was $23.8 million; an 11.0%
        Operating Margin

    -- EPS from Continuing Operations increased to $0.19 versus $0.05 in the prior-year-quarter

    UNOVA, Inc. (NYSE:UNA) today announced financial results for its fiscal second quarter which ended July 3, 2005.
    UNOVA reported second quarter revenues of $217.5 million and earnings from continuing operations of $11.9 million, or $0.19 per diluted share, compared to 2004 second quarter revenues of $186.6 million and earnings from continuing operations of $3.2 million, or $0.05 per diluted share. Including discontinued operations, net earnings for the second quarter of 2005 was $12.1 million, or $0.19 per diluted share compared to net earnings of $5.7 million, or $0.09 per diluted share in the prior year's second quarter.
    Intermec operating profits increased to $23.8 million for the second quarter of 2005, a 53 percent increase compared to $15.6 million for the same prior year period. Intermec operating margins were 11.0 percent for the second quarter of 2005, compared to 8.4 percent for the prior-year quarter.
    "We are pleased with our recent strategic progress," said Larry D. Brady, Chairman and CEO. "The impact of our Rapid Start licensing program, the continued advancement of our divestiture plans, and the strong growth and solid execution we are seeing at Intermec, have contributed to our conviction that we are on a clear path to establishing industry leadership."
    Intermec product revenue categories achieved double digit growth over the comparable 2004 quarter. Systems and Solutions revenue increased 17 percent and Printer and Media revenues increased 19 percent over the comparable prior-year period. Service revenue increased 9 percent over the comparable prior-year period.
    Geographically, North American revenues achieved an increase of 21 percent over the comparable prior-year period. Revenues in Europe, Mid-East and Africa (EMEA) increased 10 percent, Latin America revenues increased 30 percent and revenues in Asia Pacific decreased 11 percent.
    Corporate and other expenditures were $5.4 million for the second quarter of 2005, versus $5.7 million in the prior-year-quarter.
    The Company's discontinued operations contributed an after-tax profit of $0.2 million for the current quarter, compared to $2.5 million for the second quarter of 2004.
    The Company's cash and cash equivalent position at the end of the second quarter was $172.8 million, an increase of $17.6 million during the second quarter.

    About UNOVA

    UNOVA is a leader in global supply chain solutions and in the development, manufacture and integration of wired and wireless automated data collection, Intellitag(R) RFID (radio frequency identification), mobile computing systems, bar code printers and label media. The company's products and services are used by customers in many industries to improve productivity, quality and responsiveness of business operations, from supply chain management and enterprise resource planning to field sales and service. www.unova.com.

    (Forward-looking Statement)

    Certain forward-looking statements in this release (as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934) relate to matters that are not historical facts. They include, but are not limited to, statements about the Company's ability to continue to improve profit of its business segments, reduce expenses, improve efficiency, leverage its research and development investment to drive significant future revenue, complete its divestiture of its IAS businesses and the ability to continue operational improvement and year over year growth. Such forward-looking statements involve and are dependent upon certain risks and uncertainties. These include, but are not limited to, other risks and uncertainties described more fully in the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.

    SECOND QUARTER FISCAL YEAR 2005 - EARNINGS CONFERENCE CALL

    UNOVA will hold a conference call on August 4, 2005 at 5 p.m. EDT (2 p.m. PDT) to review financial results from its second quarter of fiscal year 2005. The call will be hosted by UNOVA Chief Executive Officer, Larry D. Brady, Chief Financial Officer, Michael E. Keane, Intermec President, Thomas O. Miller, and Kevin P. McCarty, UNOVA Director of Investor Relations. The dial-in number for participants is
(888) 790-3351 (US); 1-(210) 234-0003 (International) (Pass code is
"UNOVA").
    The call also will be broadcast live on the Internet under the investor information section of the UNOVA web site at www.unova.com/investorinfo.asp.



                              UNOVA, INC.
               (Unaudited, amounts in thousands, except
                          per share amounts)


                                Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                 July 3,  June 30,   July 3,  June 30,
                                   2005      2004      2005      2004
                                --------  --------  --------  --------

         CONSOLIDATED STATEMENTS OF OPERATIONS (Preliminary)

Revenues:
  Product                      $181,007  $152,991  $342,950  $315,247
  Service                        36,452    33,588    71,004    64,337
                                --------  --------  --------  --------
     Total Revenues             217,459   186,579   413,954   379,584

Costs and Expenses:
  Cost of product revenues      101,954    88,610   194,701   173,727
  Cost of service revenues       21,084    19,798    41,970    38,008
  Selling, general and
   administrative                75,992    68,316   148,748   133,071
                                --------  --------  --------  --------
    Total Costs and Expenses    199,030   176,724   385,419   344,806
                                --------  --------  --------  --------
Operating Profit From
 Continuing Operations           18,429     9,855    28,535    34,778
   Interest, net                 (1,120)   (3,186)   (3,246)   (6,254)
   Foreign currency exchange,
    net                             215      (246)      200      (666)
                                --------  --------  --------  --------
Earnings from Continuing
 Operations before Income Taxes  17,524     6,423    25,489    27,858
  Provision for income taxes      5,669     3,260     8,222     8,969
                                --------  --------  --------  --------
Earnings from Continuing
 Operations                      11,855     3,163    17,267    18,889
  Earnings (Loss) from
   discontinued operations, net
   of tax                           213     2,540    (1,719)   (2,704)
                                --------  --------  --------  --------
Net Earnings                   $ 12,068  $  5,703  $ 15,548  $ 16,185
                                ========  ========  ========  ========

Basic Earnings (Loss) per Share
  Continuing operations        $   0.19  $   0.05  $   0.28  $   0.31
  Discontinued operations          0.01      0.04     (0.03)    (0.04)
                                --------  --------  --------  --------
    Net earnings per share     $   0.20  $   0.09  $   0.25  $   0.27
                                ========  ========  ========  ========

Diluted Earnings (Loss) per
 Share
  Continuing operations        $   0.19  $   0.05  $   0.28  $   0.30
  Discontinued operations          0.00      0.04     (0.03)    (0.04)
                                --------  --------  --------  --------
    Net earnings per share     $   0.19  $   0.09  $   0.25  $   0.26
                                ========  ========  ========  ========

Shares Used in Computing
 Earnings (Loss) per Share
  Basic                          61,361    60,403    61,228    60,296
  Diluted                        62,768    62,011    62,792    62,069



                     SELECTED SEGMENT INFORMATION
                             (Preliminary)


Operating Profit (Loss) From
 Continuing Operations

Intermec Operating Profit      $ 23,848  $ 15,599  $ 39,888  $ 43,645
Corporate and Other              (5,419)   (5,744)  (11,353)   (8,867)
                                --------  --------  --------  --------
  Operating Profit From
   Continuing Operations       $ 18,429  $  9,855  $ 28,535  $ 34,778
                                ========  ========  ========  ========



                              UNOVA, INC.
               CONSOLIDATED BALANCE SHEETS (Preliminary)
                   (Unaudited, amounts in thousands)


                                                 July 3,  December 31,
                                                   2005       2004
                                                ---------  ----------
Assets

Current Assets:
   Cash and cash equivalents                   $ 172,769  $  217,899
   Restricted cash                                     -      50,000
   Accounts receivable, net                      162,706     157,833
   Inventories                                   102,752      80,854
   Net deferred tax assets                        61,919      81,769
   Assets held for sale                           13,518      19,748
   Current assets of discontinued operations      57,533     211,116
   Other current assets                           10,081       8,831
                                                ---------  ----------

     Total Current Assets                        581,278     828,050

Property, Plant and Equipment, Net                30,368      30,375

Other Intangibles, Net                             3,872       4,072

Net Deferred Tax Assets                          183,970     134,978

Long Term Assets of Discontinued Operations       19,683      21,238

Other Assets                                      59,484      53,964
                                                ---------  ----------

Total Assets                                   $ 878,655  $1,072,677
                                                =========  ==========


Liabilities and Shareholders' Investment

Current Liabilities:
   Accounts payable and accrued expenses       $ 178,056  $  160,001
   Payroll and related expenses                   26,339      30,077
   Current portion of long-term debt               8,500     108,500
   Current liabilities of discontinued
    operations                                    34,787     130,257
                                                ---------  ----------

     Total Current Liabilities                   247,682     428,835

Long-term Debt                                   100,000     100,000

Other Long-term Liabilities                       92,682      86,220

Long-term Liabilities of Discontinued
 Operations                                       11,943      46,388

Shareholders' Investment:
   Common stock                                      618         611
   Additional paid-in capital                    716,128     703,416
   Accumulated deficit                          (291,147)   (306,695)
   Accumulated other comprehensive income            749      13,902
                                                ---------  ----------

     Total Shareholders' Investment              426,348     411,234
                                                ---------  ----------

Total Liabilities and Shareholders' Investment $ 878,655  $1,072,677
                                                =========  ==========



                              UNOVA, INC.
          CONSOLIDATED STATEMENT OF CASH FLOWS (Preliminary)
                   (Unaudited, amounts in thousands)
                     Six Months Ended July 3, 2005



Cash and Cash Equivalents at Beginning of Period          $ 217,899

Cash Flows from Operating Activities of Continuing
 Operations:
  Net earnings from continuing operations                    17,267
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation and amortization                             4,992
    Change in net deferred tax asset                          9,269
    Changes in working capital and other operating
     activities                                             (10,676)
                                                           ---------

   Net Cash Provided by Operating Activities of Continuing
    Operations                                               20,852
                                                           ---------

Cash Flows from Investing Activities of Continuing
 Operations:
  Capital expenditures                                       (5,510)
  Other investing activities                                  6,241
                                                           ---------

   Net Cash Provided by Investing Activities of Continuing
    Operations                                                  731
                                                           ---------

Cash Flows from Financing Activities of Continuing
 Operations:
  Repayment of long-term obligations                       (100,000)
  Decrease in restricted cash                                50,000
  Stock options exercised                                     7,644
  Other financing activities                                  1,258
                                                           ---------

   Net Cash Used in Financing Activities of Continuing
    Operations                                              (41,098)
                                                           ---------

Net Cash Used in Continuing Operations                      (19,515)
Net Cash Used in Operating Activities of Discontinued
 Operations                                                 (26,020)
Net Cash Provided by Investing Activities of Discontinued
 Operations                                                     405
                                                           ---------

Resulting Decrease in Cash and Cash Equivalents             (45,130)
                                                           ---------

Cash and Cash Equivalents at End of Period                $ 172,769
                                                           =========



    CONTACT: UNOVA, Inc.
             Michael E. Keane, 425-265-2402
             mkeane@unova.com
             or
             Kevin P. McCarty, 425-265-2472
             kmccarty@unova.com